UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2020

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed by Sorrento Therapeutics, Inc. (the “Company”), pursuant to that certain Exchange and Registration Rights Agreement, dated as of March 18, 2019, by and among the Company and the former stockholders and stock option holders (the “Semnur Equityholders”) of Semnur Pharmaceuticals, Inc. (“Semnur”), as amended (the “Exchange Agreement”), on September 28, 2020, the Semnur Equityholders delivered a notice to the Company electing to exchange the shares of Scilex Holding Company (“Scilex Holding”) issued to the Semnur Equityholders and certain rights to receive cash from Scilex Holding held by certain of the Semnur Equityholders in connection with Scilex Holding’s acquisition of Semnur (collectively, the “Semnur Merger Consideration”) for $55.0 million of shares of the Company’s common stock at a price per share of $8.5153 (the “Exchange Price”). The Exchange Agreement provided that the Company could, in its sole discretion, elect to exchange all the Semnur Merger Consideration for an amount in cash equal to $55.0 million, in lieu of issuing $55.0 million of shares of the Company’s common stock at the Exchange Price. On October 5, 2020, the Company notified the Semnur Equityholders of its election to pay cash, and paid $55.0 million in cash to the Semnur Equityholders in exchange for the Semnur Merger Consideration on October 9, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: October 9, 2020	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer